Calculation of Filing Fee Tables
S-1
SharonAI Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	6.00% Convertible Senior Notes due 2031	457(o)	350,000,000	$ 1.00	$ 350,000,000.00	0.0001381	$ 48,335.00
Fees to be Paid	2	Equity	Class A Ordinary Common Stock, par value $0.0001 per share	Other	11,292,009	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 350,000,000.00		$ 48,335.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 48,335.00
Offering Note
[1]	The securities being registered are (i) $350,000,000 in aggregate principal amount of 6.00% Convertible Senior Notes due 2031 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 11,292,009 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock") issuable upon conversion of the Notes. The amount of shares of Series A Ordinary Common Stock being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 24.875 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the underlying shares of Class A Ordinary Common Stock are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the shares of Class A Ordinary Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions.

[2]	The securities being registered are (i) $350,000,000 in aggregate principal amount of 6.00% Convertible Senior Notes due 2031 (the "Notes) issued by SharonAI Holdings Inc.(the "Company") and (ii) up to 11,292,009 share of the Company's Class A Ordinary Common Stock, par value $0.0001 per shares ("Class A Ordinary Common Stock") issuable upon conversion of the Notes. The amount of shares of Series A Ordinary Common Stock being registered is determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 24.875 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. The Notes and the underlying shares of Class A Ordinary Common Stock are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the shares of Class A Ordinary Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution from share subdivisions, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date